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                                                                    Exhibit 1(b)


              INSTRUMENT OF RESIGNATION, APPOINTMENT AND ASSUMPTION


         WHEREAS, State Street Bank and Trust Company (the "TRUSTEE") and Pilgrim Investments, Inc., as "Sponsor", executed an Instrument of Resignation, Appointment and Assumption, dated July 26, 2000, in regard to the Trust Indenture effective November 14, 1989, as amended and supplemented from time to time (the "TRUST INDENTURE") for Pilgrim Corporate Leaders Trust Fund (Series B) (the "TRUST"); and

         WHEREAS, effective as of the 1st day of March, 2002 (the "EFFECTIVE DATE"), Pilgrim Investments, Inc. desires to resign as sponsor of the Trust, Trustee desires to appoint ING Investments, LLC as the new sponsor of the Trust, and ING Investments, LLC desires to accept such appointment.

         NOW THEREFORE, be it resolved as follows:

1. Pilgrim Investments, Inc. hereby resigns as Sponsor of the Trust pursuant to Section 8.02 of the Trust Indenture, and Trustee hereby accepts such resignation and appoints ING Investments, LLC as the new sponsor as of the Effective Date.

2. ING Investments, LLC hereby accepts such appointment and agrees to assume the rights, liabilities, obligations and responsibilities of the "Sponsor" pursuant to the terms of the Trust Indenture as of the Effective Date.

3. The Trust Indenture is hereby amended as of the Effective Date, as follows:

         a. The term "Sponsor" is defined as "ING Investments, LLC or its successor or any successor Sponsor appointed as provided herein."

         b.       The name of the Trust shall be "ING Corporate Leaders Trust
                  Fund."

         IN WITNESS WHEREOF, the parties have caused this Instrument to be executed by their duly authorized officers as of the Effective Date.


STATE STREET BANK AND TRUST COMPANY


By: /s/ Stephen R. Hilliard, SVP
    --------------------------------
Name, Title: Stephen R. Hilliard SVP


PILGRIM INVESTMENTS, INC.


By: /s/ Michael Roland, SVP
    --------------------------------
Name, Title: Michael Roland, SVP


ING INVESTMENTS, LLC


By:/s/ Michael Roland, SVP
    --------------------------------
Name, Title: Michael Roland SVP